                                                                    EXHIBIT 99.1


                                [LHC GROUP LOGO]


COMPANY CONTACT:                       PORTER, LEVAY & ROSE, INC.
Barr Brown, CFO & Sr. Vice President
337-233-1307                           Cheryl Schneider, VP - Investor Relations
                                       Jeff Myhre, VP - Editorial
                                       212-564-4700

                                       Tom Gibson - VP Media Relations
                                       201-476-0322

                                                           FOR IMMEDIATE RELEASE


      LHC GROUP REPORTS THIRD QUARTER AND NINE MONTH 2005 FINANCIAL RESULTS

LAFAYETTE, LA, NOVEMBER 8, 2005 -- LHC Group, Inc., a provider of post-acute healthcare services primarily in rural markets in the southern United States (NASDAQ: LHCG), announced today its third quarter and nine month 2005 financial results.

Net service revenue for the three months ended September 30, 2005 rose 27.5% to $41.3 million from $32.4 million in 2004. For the three months ended September 30, 2005 and 2004, 85.1% and 82.9%, respectively, of net service revenue was derived from Medicare.

For the quarter ended September 30, 2005, the Company reported non-GAAP earnings per diluted share of $0.17 and GAAP earnings per diluted share of $0.14. The Company's non-GAAP earnings per diluted share excludes a mark to market non-cash charge relating to the minority interest in one of the Company's long-term acute care hospital joint ventures which became redeemable upon completion of the initial public offering.

Net service revenue for the nine months ended September 30, 2005 climbed 33.3% to $117.3 million, from $88.0 million in 2004. For the nine months ended September 30, 2005 and 2004, 85.2% and 85.1%, respectively, of net service revenue was derived from Medicare.

For the nine months ended September 30, 2005, the Company reported non-GAAP earnings per diluted share of $0.64 and GAAP earnings per diluted share of $0.37. The Company's non-GAAP earnings per diluted share for the nine months ended September 30, 2005 excluded equity-based compensation charges primarily related to the conversion of the Company's Key Employee Equity Participation Units to common stock in connection with the Company's initial public offering, which closed on June 14, 2005, a mark to market non-cash charge relating to the minority interest in one of the Company's long-term acute care hospital joint ventures which became redeemable upon completion of the initial public offering, and a one time income tax benefit resulting from an equity-based compensation charge incurred by the Company prior to the completion of the initial public offering.

Keith G. Myers, President and CEO of LHC Group, said, "We are pleased with our results for the third quarter and nine months ended September 30, 2005. We didn't incur any structural damage from Hurricanes Katrina and Rita, but some of our patients were evacuated to safer areas, and it has been difficult to maintain communication with all of them."

Myers continued, "We estimate that we lost approximately $500,000 in net service revenue due to the hurricanes in the third quarter. Tax effected, that is approximately $300,000, or about $0.02 per diluted share for the quarter. With respect to our home nursing operations, we estimate that we lost approximately 150 admissions due to the storms and experienced a temporary decrease in patient census of 1,363."

He added, "There will be some residual pressure on our revenues and earnings for the fourth quarter - Hurricane Rita hit right at third quarter's end, and despite it being a less powerful storm, our operating area took more of a direct hit than with Hurricane Katrina. While we are still assessing the effects of Hurricane Rita for the fourth quarter, we remain optimistic about our performance and continued growth during the quarter."

Myers concluded, "We intend to continue actively searching for acquisition opportunities that fit with our corporate culture and our business needs and to pursue a strategy of organic growth. We expect 2006 will be free from any carryover effects from the storms, and we believe our patient census figures at year-end will meet or exceed pre-storm levels in all our agencies and facilities. With a strong balance sheet, a dedicated and talented team, and a business model that continues to prove itself, LHC Group looks forward to 2006 with optimism and confidence."

Days sales outstanding ("DSO") improved to 79 days for the three months ended September 30, 2005, a decrease of 16.0% from the DSO of 94 days for the three months ended June 30, 2005, despite billing and payment delays caused by Hurricanes Katrina and Rita. Home-Based Services DSO improved 35.0% for the same three month period, decreasing from 103 days to 67 days. This decrease represents efficiencies gained due to the implementation of a new revenue, billing and receivable management application at our home nursing agencies.

DSO was 83 days for the nine months ended September 30, 2005 as compared to 72 days for the nine months ended September 30, 2004. DSO increased from the nine months ended September 30, 2004 due to Medicare system delays, billing and payment delays caused by Hurricanes Katrina and Rita and acquired accounts receivable from businesses purchased during the third quarter.

HOME-BASED SERVICES

Net service revenue for the three months ended September 30, 2005 was $26.9 million, an increase of $4.6 million, or 20.6%, from $22.3 million for the three months ended September 30, 2004. Approximately $3.7 million of this increase was attributable to net service revenue generated from acquisition or internal development activity during 2004 and 2005. Of the $3.7 million increase in net service revenue due to acquisition or internal development activity, approximately $1.6 million relates to revenue from acquisitions that did not increase total admissions, such as management services revenue and revenue associated with patients that were admitted prior to the acquisition. The remaining increase in net service revenue of approximately $900,000 reflects the Company's internal growth.

Total admissions to the home nursing division were 4,716 and 4,445 for the three months ended September 30, 2005 and 2004, respectively. Total Medicare admissions to the Company's home nursing division were 3,495 and 3,232 for the three months ended September 30, 2005 and 2004, respectively. Hurricanes Katrina and Rita negatively impacted our admissions by approximately 150 patients for the quarter ended September 30, 2005.

Operating income for the three months ended September 30, 2005 was $5.0 million, an increase of $100,000 or 2.0%, from $4.9 million for the three months ended September 30, 2004.

FACILITY-BASED SERVICES

Net service revenue for the three months ended September 30, 2005 was $14.3 million, an increase of $4.2 million, or 41.6%, from $10.1 million for the three months ended September 30, 2004. The $4.2 million increase was attributable to net service revenue generated from acquisition and development activity during 2004.

Total patient days in the long-term acute care hospitals were 11,437 and 8,383 for the three months ended September 30, 2005 and 2004, respectively. Total outpatient visits to the clinics were 9,768 and 5,980 for the three months ended September 30, 2005 and 2004, respectively.

Operating income for the three months ended September 30, 2005 was $669,000, a decrease of $331,000 from operating income of $1.0 million for the three months ended September 30, 2004.

NON-GAAP FINANCIAL INFORMATION

The Company has decided to present the non-GAAP information in this press release to give investors a means of comparing the Company's normalized operational performance for the nine months of 2005 with its normalized operational performance in the same period in 2004, before the impact of transactions arising out of the Company's initial public offering. A reconciliation between the non-GAAP results and the Company's GAAP results accompanies this press release.

                          -Financial Tables to Follow-

                        LHC GROUP, INC. AND SUBSIDIARIES


                         CONSOLIDATED BALANCE SHEET DATA





                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       2005            2004
                                                   -----------     --------
                                                    (UNAUDITED)
                                                    (IN THOUSANDS, EXCEPT SHARE
                                                               DATA)



  Cash..........................................   $   22,787      $    2,911
  Total assets..................................      101,596          47,519
  Total debt....................................        6,117          18,275
  Total stockholder's equity....................       75,613          16,351




                                     -more-

                        LHC GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                          THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                          --------------------------------     -------------------------------
                                                              2005            2004                  2005            2004
                                                              ----            ----                  ----            ----
                                                                                    (UNAUDITED)

                                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net service revenue..............................             $   41,266      $   32,379             $  117,261      $   87,958
Cost of service revenue..........................                 22,566          16,652                 63,189          45,415
                                                              ----------      ----------             ----------      ----------
Gross margin.....................................                 18,700          15,727                 54,072          42,543
General and administrative expenses..............                 12,999           9,612                 35,442          26,433
Equity-based compensation expense(1).............                     --             211                  3,856           1,257
                                                              ----------      ----------             ----------      ----------
Operating income.................................                  5,701           5,904                 14,774          14,853
Interest expense.................................                    200             350                    900           1,048
Non-operating loss (income), including gain
  or loss on sales of assets.....................                    104             (15)                  (406)            109
                                                              ----------      ----------            -----------      ----------
Income from continuing operations before
  income taxes and minority interest and
  cooperative endeavor allocations...............                  5,397           5,569                 14,280          13,696
Income tax expense...............................                  1,733           1,707                  3,786           4,173
Minority interest and cooperative endeavor
  allocations....................................                    906           1,081                  3,562           3,066
                                                              ----------      ----------             ----------      ----------
Income from continuing operations................                  2,758           2,781                  6,932           6,457
Loss from discontinued operations (net of
  income taxes of $3 and $11 in the three and
  nine months ended September 30, 2004,
  respectively)..................................                     --              (5)                    --             (18)
Gain on sale of discontinued operations (net
  of income taxes of $(5) and $199 for the
  three and nine months ended September 30,
  2004)..........................................                     --               5                     --             308
                                                              ----------      ----------             ----------      ----------
Net income.......................................                  2,758           2,781                  6,932           6,747
Change in the redemption value of redeemable
  minority interests.............................                    404              --                  1,743              --
                                                              ----------      ----------             ----------      ----------
Net income available to common stockholders......             $    2,354      $    2,781             $    5,189      $    6,747
                                                              ==========      ==========             ==========      ==========

Earnings per share -- basic:
  Income from continuing operations..............             $     0.17      $     0.23             $     0.50      $     0.53
  Loss from discontinued operations, net.........                     --              --                     --              --
  Gain on sale of discontinued operations, net ..                     --              --                     --            0.03
                                                              ----------      ----------             ----------      ----------
  Net income.......................................                 0.17            0.23                   0.50            0.56
  Change in the redemption value of
   redeemable minority interests.................                  (0.03)             --                  (0.13)             --
                                                              ----------      -----------            ----------      ----------
  Net income available to common shareholders ...             $     0.14      $      0.23            $     0.37      $     0.56
                                                              ==========      ===========            ==========      ==========

Earnings per share -- diluted:
  Income from continuing operations..............             $     0.17      $      0.23            $     0.49      $     0.53
  Loss from discontinued operations, net.........                     --               --                    --              --
  Gain on sale of discontinued operations, net ..                     --               --                    --            0.02
                                                              ----------       ----------            ----------      ----------
  Net income.....................................                   0.17             0.23                  0.49            0.55
  Change in the redemption value of redeemable
   minority interests............................                  (0.03)              --                 (0.12)             --
                                                              ----------      -----------            ----------      ----------
  Net income available to common shareholders ...             $     0.14      $      0.23            $     0.37      $     0.55
                                                              ==========      ===========            ==========      ==========

Weighted average shares outstanding:
  Basic..........................................             16,591,870       12,085,150            13,976,659      12,085,150
  Diluted........................................             16,594,774       12,155,351            14,049,940      12,201,531

Equity-based compensation is allocated as follows:
Cost of service revenue...........................            $       --      $        12            $      565      $       31
General and administrative expenses...............                    --              199                 3,291           1,226
                                                              ----------      -----------            ----------      ----------
  Total equity-based compensation expense.........            $       --      $       211            $    3,856      $    1,257
                                                              ==========      ===========            ==========      ==========

                                     -more-

                        LHC GROUP, INC. AND SUBSIDIARIES

                               SEGMENT INFORMATION



                                                                                THREE MONTHS ENDED SEPTEMBER 30, 2005
                                                                               --------------------------------------
                                                                               HOME-BASED   FACILITY-BASED
                                                                                SERVICES       SERVICES       TOTAL
                                                                               ---------    --------------    -------
                                                                                          (IN THOUSANDS)
Net service revenue.......................................................    $   26,918    $   14,348     $   41,266
Cost of service revenue...................................................        12,726         9,840         22,566
General and administrative expenses.......................................         9,160         3,839         12,999
Equity-based compensation expense.........................................            --            --             --
Operating income..........................................................         5,032           669          5,701

                                                                                THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                                               --------------------------------------
                                                                               HOME-BASED   FACILITY-BASED
                                                                                SERVICES       SERVICES       TOTAL
                                                                               ---------    --------------    -------
                                                                                          (IN THOUSANDS)
Net service revenue.......................................................     $   22,285     $  10,094    $   32,379
Cost of service revenue...................................................         10,859         5,793        16,652
General and administrative expenses.......................................          6,396         3,216         9,612
Equity-based compensation expense.........................................            148            63           211
Operating income .........................................................          4,882         1,022         5,904


                                                                               NINE MONTHS ENDED SEPTEMBER 30, 2005
                                                                               --------------------------------------
                                                                              HOME-BASED   FACILITY-BASED
                                                                               SERVICES       SERVICES        TOTAL
                                                                               ---------    --------------    -------
                                                                                          (IN THOUSANDS)
Net service revenue......................................................    $    77,568   $    39,693    $   117,261
Cost of service revenue..................................................         36,778        26,411         63,189
General and administrative expenses......................................         24,692        10,750         35,442
Equity-based compensation expense........................................          2,699         1,157          3,856
Operating income.........................................................         13,399         1,375         14,774


                                                                              NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                             ---------------------------------------
                                                                             HOME-BASED   FACILITY-BASED
                                                                              SERVICES       SERVICES        TOTAL
                                                                              ---------    --------------    -------
                                                                                         (IN THOUSANDS)
Net service revenue.....................................................     $   60,368     $  27,590     $   87,958
Cost of service revenue.................................................         29,962        15,453         45,415
General and administrative expenses.....................................         17,969         8,464         26,433
Equity-based compensation expense.......................................            880           377          1,257
Operating income........................................................         11,557         3,296         14,853

                                     -more-

                  RECONCILIATION OF NON-GAAP EARNINGS PER SHARE



                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        SEPTEMBER 30,               SEPTEMBER 30,
                                                 --------------------------  ------------------------
                                                     2005          2004          2005         2004
                                                 ------------  ------------  ------------  ----------

Net income available to common stockholders..    $    2,354    $    2,781    $    5,189    $    6,747
Equity-based compensation, net of tax (1)....            --           131         2,391           779
Redeemable minority interests(2).............           404            --         1,743            --
Compensation charge tax benefit(3)...........            --            --          (342)           --
                                                 ----------    ----------    ----------     ---------
Non GAAP net income..........................    $    2,758    $    2,912    $    8,981    $    7,526
                                                 ==========    ==========    ==========    ==========

Net income available to common stockholders
  per common share:
     Basic...................................    $     0.14     $    0.23    $     0.37    $     0.56
     Diluted.................................    $     0.14     $    0.23    $     0.37    $     0.55
Non GAAP net income
     Basic...................................    $     0.17     $    0.24    $     0.64    $     0.62
     Diluted.................................    $     0.17     $    0.24    $     0.64    $     0.62


(1) There was no equity-based compensation charge in the third quarter of 2005 as the charges in the previous quarters related primarily to the conversion of the Company's Key Employee Equity Participation Units to common stock in connection with the Company's initial public offering, which closed on June 14, 2005. A description of this equity-based compensation charge is set forth in the prospectus prepared by the Company in connection with its initial public offering.

(2) These non-cash mark to market charges to retained earnings related to the minority interest in one of the Company's long-term acute care hospital joint ventures which became redeemable upon the Company's initial public offering. The terms of this redeemable minority interest are described in the prospectus prepared by the Company in connection with its initial public offering.

(3) In 2001 the Company recorded a $900,000 equity-based compensation charge stemming from shares issued by one of the Company's principal shareholders to an officer of the Company in 2001. At the time the Company did not believe it would be able to deduct the equity-based compensation charge for income tax purposes. In conjunction with the initial public offering, the Company determined that it will be able to deduct the $900,000 equity-based compensation charge and has recognized an income tax benefit associated with that charge of $342,000, or $0.02 per share. A description of this equity-based compensation charge is set forth in the prospectus prepared by the Company in connection with its initial public offering.


The Company will host a conference call today at 10 a.m. EDT, which will be simultaneously broadcast live over the internet. Keith Myers, President and CEO, and Barr Brown, Sr. Vice President and CFO, will host the call. To access the webcast, please log on to: www.lhcgroup.com under the investor relations section.

A telephone replay will be available for one week by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering the pass code 99189132. A replay of the webcast will also be archived on LHC Group's website.


                                     -more-

ABOUT LHC GROUP, INC.

LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include comments regarding the companies future financial performance. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's S-1 Registration Statement (File No. 333-120792) filed with the Securities and Exchange Commission and its Form 10-Q for the quarter ended June 30, 2005.


                                      #####